EXHIBIT 99.1

Upwork Reports Second Quarter 2019 Financial Results

•	Gross Services Volume (GSV) grew 20% year-over-year to $518.8 million

•	Revenue grew 18% year-over-year to $74.3 million

•	Core clients grew 21% year-over-year to approximately 116,000

•	Gross Margin expanded more than 3 points year-over-year to 71%

Santa Clara, CA - August 7, 2019 - Upwork Inc. (Nasdaq: UPWK), the largest freelancing website, as measured by GSV, today announced its second quarter 2019 financial results, and released a letter to its stockholders on its Investor Relations website, investors.upwork.com.

“We had a solid second quarter, with notable progress made against our strategic initiatives and an increase in gross profit,” said Stephane Kasriel, President and CEO of Upwork. “Our focus on larger clients and our Enterprise customers drove 4x more Upwork Business and Enterprise sales deals in the first half of 2019 compared to a year ago. With new products and brand marketing efforts to drive larger projects to the platform, we are focused on long-term, sustainable growth to build quality on both sides of our marketplace.”

Second Quarter 2019 Financial Results

•
Revenue:  Total revenue increased by 18% to $74.3 million compared to the second quarter of 2018, and marketplace revenue increased by 19% to $66.2 million compared to the second quarter of 2018 and represented 89% of total revenue for the second quarter of 2019.

•	Take Rate: Take rate, which we define as total revenue divided by GSV, was 14.3%, compared to 14.2% in the first quarter of 2019 and 14.5% in the second quarter of 2018.

•	Gross Profit/Gross Margin: Gross profit increased by 25% to $52.7 million compared to the second quarter of 2018, and gross margin was 71%, up from 67% in the second quarter of 2018.

•
Net Loss:  Net loss was $(2.0) million, or $(0.02) per share, compared to a net loss of $(0.4) million, or $(0.01) per share, in the second quarter of 2018.  Non-GAAP net income was $1.4 million, or $0.01 per share, compared to non-GAAP net income of $2.1 million, or $0.06 per share, in the second quarter of 2018.

•	Adjusted EBITDA: Adjusted EBITDA was $1.6 million compared to $3.3 million in the second quarter of 2018.

A reconciliation of GAAP to non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Highlights

•	Hired substantially to sales headcount plan, with two classes of hiring prepared to onboard in the third quarter of 2019.

•	Launched Agency Experience, a product allowing agencies to better promote themselves.

•	Bolstered our brand marketing initiatives.

Guidance
As of August 7, 2019, Upwork is providing revenue and adjusted EBITDA guidance for its third quarter of 2019 and full year 2019 as follows:

For the third quarter of 2019, Upwork expects to report:

•	Revenue in the range of $77 million to $78 million;

•	Adjusted EBITDA in the range of break-even to 1% of revenue; and

•	Weighted average shares outstanding in the range of 111 million to 113 million.

For the full year 2019, Upwork now expects to report:

•	Revenue in the range of $300 million to $304 million;

•	Adjusted EBITDA in the range of 1% to 2% of revenue; and

•	Weighted average shares outstanding in the range of 109 million to 112 million.

We have not reconciled our adjusted EBITDA guidance to GAAP net income (loss) because certain items that impact adjusted EBITDA are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by our future hiring and retention needs, as well as the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2019 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA to net income (loss) is not available without unreasonable effort.

Second Quarter 2019 Financial Results Conference Call and Webcast
Upwork will host a conference call today at 2 p.m. Pacific Time/5 p.m. Eastern Time to discuss the company’s second quarter 2019 financial results. An audio webcast archive will be available following the live event for approximately one year at investors.upwork.com.

Upwork uses its Investor Relations website (investors.upwork.com), its Twitter handle (twitter.com/Upwork), and Stephane Kasriel’s Twitter handle (twitter.com/skasriel) and LinkedIn profile (linkedin.com/in/kasriel) as a means of disseminating or providing notification of, among other things, news or announcements regarding its business or financial performance, investor events, press releases and earnings releases and as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Safe Harbor Statement
This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding the future performance of Upwork and its market opportunity, including expected financial results for the third quarter of 2019 and full year 2019 and expectations for capturing market share. Forward-looking statements are based upon various estimates and assumptions, as well as information known to Upwork as of the date of this press release, and are subject to risks and uncertainties. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results, including: our ability to attract and retain a community of freelancers and clients; our limited operating history under our current platform and pricing model; our focus on the long term and our investment in sustainable, profitable growth; if the market for freelancers and the services they offer develops more slowly than we expect; our ability to develop and release new products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; changes in the amount and mix of services facilitated through our platform in a period; our ability to generate revenue from our marketplace offerings; changes in our level of investment in sales and marketing, R&D, and G&A expenses; the impact of new and existing laws and regulations; competition; our ability to develop, maintain, and enhance our brand and reputation cost-effectively; challenges to contractor classification or employment status of freelancers on our platform; the market for information technology; future changes to our pricing model; payment and fraud risks; security breaches; our ability to sell to large enterprise clients; privacy; litigation and related costs; and other general market, political, economic and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on May 8, 2019 and our other SEC filings, which are available on the Investor Relations page of our website at investors.upwork.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the three months ended June 30, 2019 when filed. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Undue reliance should not be placed on the forward-looking statements in this press release. These statements are based on information available to Upwork on the date hereof, and Upwork assumes no obligation to update such statements.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income (loss), non-GAAP operating expenses and adjusted EBITDA in this press release. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.

We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes and as a measure of financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.  We exclude the following items from one or more of our non-GAAP financial measures:

•
Stock-based compensation expense: We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

•	Depreciation and amortization: We exclude depreciation and amortization, which are non-cash expenses.

•
Change in fair value of redeemable preferred stock warrant liability: We exclude the change in fair value of redeemable preferred stock warrant liability, which is a non-cash charge that will not recur in the periods following the fourth quarter of 2018.

•
Change in fair value of our Tides Foundation common stock warrant: We exclude the change in fair value of this common stock warrant, which is a non-cash expense included in general and administrative expenses.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, stock-based compensation expense, depreciation and amortization, and the change in fair value of our common stock warrant issued to the Tides Foundation are recurring and will be reflected in our financial results for the foreseeable future. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.  A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation.

About Upwork
Upwork is the largest freelancing website, as measured by GSV, for businesses to find and work with highly-skilled freelancers-a sought after, critical, and expanding component of the global workforce. As an increasingly connected and independent workforce goes online, knowledge work-like software, shopping, and content before it-is shifting online as well. This shift is making it easier for clients to connect and work with talent in near real-time and is freeing professionals everywhere to work where and how they want. Upwork’s mission is to create economic opportunities so people have better lives. Upwork is headquartered in Santa Clara, California, with offices in San Francisco and Chicago. For more information, visit Upwork’s website at www.upwork.com, or its Investor Relations website at investors.upwork.com, or join Upwork on Twitter, Facebook, and LinkedIn.

Upwork is a registered trademark of Upwork Inc. All other product and brand names may be trademarks or registered trademarks of their respective owners.

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue
Marketplace	$66,201	$55,454	$127,104	$107,413
Managed services	8,055	7,227	16,076	14,486
Total revenue	74,256	62,681	143,180	121,899
Cost of revenue	21,588	20,457	42,713	40,074
Gross profit	52,668	42,224	100,467	81,825
Operating expenses
Research and development	15,696	12,812	31,496	26,303
Sales and marketing	24,479	16,414	44,997	36,087
General and administrative	14,113	11,219	29,790	22,395
Provision for transaction losses	855	1,450	1,492	2,720
Total operating expenses	55,143	41,895	107,775	87,505
Income (loss) from operations	(2,475)	329	(7,308)	(5,680)
Interest expense	357	556	730	1,085
Other (income) expense, net	(832)	173	(1,311)	422
Loss before income taxes	(2,000)	(400)	(6,727)	(7,187)
Income tax provision	(27)	(12)	(28)	(9)
Net loss	$(2,027)	$(412)	$(6,755)	$(7,196)

Net loss per share, basic and diluted	$(0.02)	$(0.01)	$(0.06)	$(0.21)
Weighted-average shares used to compute net loss per share, basic and diluted	108,683	35,105	107,665	34,651

UPWORK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$67,092	$129,128
Marketable securities	62,442	—
Funds held in escrow, including funds in transit	118,302	98,186
Trade and client receivables, net	51,447	22,315
Prepaid expenses and other current assets	6,554	6,253
Total current assets	305,837	255,882
Property and equipment, net	19,207	10,815
Goodwill	118,219	118,219
Intangible assets, net	4,670	6,004
Other assets, noncurrent	976	653
Total assets	$448,909	$391,573

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,521	$2,073
Escrow funds payable	118,302	98,186
Debt, current	32,574	5,671
Accrued expenses and other current liabilities	19,132	20,948
Deferred revenue	1,130	722
Total current liabilities	172,659	127,600
Debt, noncurrent	14,469	18,239
Other liabilities, noncurrent	4,148	1,989
Total liabilities	191,276	147,828

Stockholders’ equity
Common stock	11	11
Additional paid-in capital	407,876	387,233
Accumulated deficit	(150,254)	(143,499)
Total stockholders' equity	257,633	243,745
Total liabilities and stockholders' equity	$448,909	$391,573

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,027)	$(412)	$(6,755)	$(7,196)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for transaction losses	623	1,450	1,038	2,720
Depreciation and amortization	1,295	1,191	2,827	2,255
Amortization of debt issuance costs	13	12	26	51
Amortization of discount on purchases of marketable securities	(382)	—	(665)	—
Change in fair value of redeemable convertible preferred stock warrant liability	—	41	—	359
Change in fair value of Tides Foundation common stock warrant	125	—	377	—
Stock-based compensation expense	2,631	1,793	6,926	3,681
Loss on disposal of fixed assets	—	4	—	33
Changes in operating assets and liabilities:
Trade and client receivables	(3,857)	(960)	(30,288)	(8,620)
Prepaid expenses and other assets	290	539	(701)	(572)
Accounts payable	7	210	(589)	261
Accrued expenses and other liabilities	2,612	1,528	(430)	17,333
Deferred revenue	239	7	408	98
Net cash provided by (used in) operating activities	1,569	5,403	(27,826)	10,403
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(14,854)	—	(86,567)	—
Sale of marketable securities	24,800	—	24,800	—
Decrease (increase) in restricted cash	(100)	1	150	(100)
Purchases of property and equipment	(3,831)	(835)	(7,435)	(1,297)
Internal-use software and platform development costs	(972)	(1,319)	(2,182)	(1,945)
Net cash provided by (used in) investing activities	5,043	(2,153)	(71,234)	(3,342)
CASH FLOWS FROM FINANCING ACTIVITIES:
Changes in funds held in escrow, including funds in transit	1,783	40	(20,116)	5,694
Changes in escrow funds payable	(1,783)	(40)	20,116	(5,694)
Proceeds from exercises of stock options and common stock warrants	9,576	3,053	10,340	4,271
Proceeds from borrowings on debt	25,000	—	50,000	—
Repayment of debt	(26,893)	—	(26,893)	—
Proceeds from employee stock purchase plan	3,577	—	3,577	—
Payments of costs related to the initial public offering	—	(1,433)	—	(1,596)
Net cash provided by financing activities	11,260	1,620	37,024	2,675
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	17,872	4,870	(62,036)	9,736
Cash and cash equivalents, beginning of period	49,220	26,461	129,128	21,595
Cash and cash equivalents, end of period	$67,092	$31,331	$67,092	$31,331

UPWORK INC.
COST OF REVENUE AND GROSS MARGIN
(In thousands, except percentages)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	Change		2019	2018	Change
Cost of revenue	$21,588	$20,457	$1,131	6%	$42,713	$40,074	$2,639	7%
Components of cost of revenue:
Cost of freelancer services to deliver managed services	6,635	6,056	579	10%	13,398	12,052	1,346	11%
Other components of cost of revenue	14,953	14,401	552	4%	29,315	28,022	1,293	5%
Total gross margin	71%	67%			70%	67%

UPWORK INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except for percentages and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP Net Loss	$(2,027)	$(412)	$(6,755)	$(7,196)
Add back (deduct):
Stock-based compensation expense	2,631	1,793	6,926	3,681
Depreciation and amortization	1,295	1,191	2,827	2,255
Interest expense	357	556	730	1,085
Other (income) expense, net	(832)	173	(1,311)	422
Income tax provision	27	12	28	9
Change in fair value of Tides Foundation common stock warrant	125	—	377	—
Non-GAAP Adjusted EBITDA	$1,576	$3,313	$2,822	$256

Cost of Revenue Reconciliation:
Cost of revenue, GAAP	$21,588	$20,457	$42,713	$40,074
Stock-based compensation	(73)	(53)	(217)	(105)
Cost of revenue, Non-GAAP	$21,515	$20,404	$42,496	$39,969
% of revenue, Non-GAAP	29%	33%	30%	33%

Gross Profit and Gross Margin Reconciliation:
Gross profit, GAAP	$52,668	$42,224	$100,467	$81,825
Stock-based compensation	73	53	217	105
Gross margin, Non-GAAP	$52,741	$42,277	$100,684	$81,930
% of revenue, Non-GAAP	71%	67%	70%	67%

Operating Expenses Reconciliation:
Research and development, GAAP	$15,696	$12,812	$31,496	$26,303
Stock-based compensation	(1,686)	(538)	(3,066)	(1,088)
Research and development, Non-GAAP	$14,010	$12,274	$28,430	$25,215
% of revenue, Non-GAAP	19%	20%	20%	21%

Sales and marketing, GAAP	$24,479	$16,414	$44,997	$36,087
Stock-based compensation	(583)	(331)	(1,225)	(671)
Sales and marketing, Non-GAAP	$23,896	$16,083	$43,772	$35,416
% of revenue, Non-GAAP	32%	26%	31%	29%

General and administrative, GAAP	$14,113	$11,219	$29,790	$22,395
Stock-based compensation	(289)	(871)	(2,418)	(1,817)
Amortization of intangible assets	(667)	(667)	(1,334)	(1,334)
Change in fair value of Tides Foundation common stock warrant	(125)	—	(377)	—
General and administrative, Non-GAAP	$13,032	$9,681	$25,661	$19,244
% of revenue, Non-GAAP	18%	15%	18%	16%

Income (Loss) from Operations Reconciliation:
Income (loss) from operations, GAAP	$(2,475)	$329	$(7,308)	$(5,680)
Stock-based compensation	2,631	1,793	6,926	3,681
Amortization of intangible assets	667	667	1,334	1,334
Change in fair value of Tides Foundation common stock warrant	125	—	377	—
Income (loss) from operations, Non-GAAP	$948	$2,789	$1,329	$(665)
% of revenue, Non-GAAP	1%	4%	1%	-1%

Net Loss Reconciliation:
Net loss, GAAP	$(2,027)	$(412)	$(6,755)	$(7,196)
Stock-based compensation	2,631	1,793	6,926	3,681
Amortization of intangible assets	667	667	1,334	1,334
Change in fair value of Tides Foundation common stock warrant	125	—	377	—
Change in fair value of redeemable convertible preferred stock warrant liability	—	41	—	359
Net income (loss), Non-GAAP	$1,396	$2,089	$1,882	$(1,822)
% of revenue, Non-GAAP	2%	3%	1%	-1%

Net Loss per Share Reconciliation:
Weighted-average shares outstanding	108,683	35,105	107,665	34,651
Net loss per share, GAAP	$(0.02)	$(0.01)	$(0.06)	$(0.21)
Net income (loss) per share, Non-GAAP	$0.01	$0.06	$0.02	$(0.05)